Exhibit 99.1
BigBear.ai Announces Fourth Quarter, And Full Year 2024 Results,
And Provides 2025 Outlook

•4Q 24 revenue of $43.8 million (4Q 23 $40.6 million) +8% year-over-year
•Exchanged $182.3 million in 6.00% convertible senior notes due in 2026 for 6.00% convertible senior secured notes due in 2029; $58 million has already converted into equity since the end of 4Q 24 resulting in $142.3 million remaining debt on convertible notes.
•Cash balance of $50.1 million, as of December 31, 2024; During 1Q 25, received gross proceeds of $64.7 million of cash, following the exercise of previously issued warrants; combined with $58 million of conversions on convertible debt, net debt1 has decreased from $150 million to $27 million and debt-to-cash ratio2 has decreased from 4.0 to 1.2 since the end of 4Q 24.
•2025 Outlook provided between $160 million - $180 million revenue, and negative single digit Adjusted EBITDA*

McLean, VA– March 6, 2025 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered decision intelligence solutions, today announced financial results for the fourth quarter of 2024 and issued an investor presentation that has been posted to the Investor Relations section of the Company’s website.

“2024 was a pivotal year for the business. We demonstrated momentum through major contract wins, expanding our backlog and growing our pipeline, maturing our technology portfolio, and restructuring our debt to strengthen our financial position for the long term. These efforts were driven by strong execution from our team,” said Kevin McAleenan, Chief Executive Officer, BigBear.ai.

“On the financial front, we’ve kicked off the first quarter of 2025 by significantly deleveraging our balance sheet. Through a combination of cash proceeds from warrant exercises and debt reductions resulting from conversions on our convertible notes, we’re in a strong position for growth in 2025 and beyond,” said Julie Peffer, Chief Financial Officer, BigBear.ai.

Financial Highlights
•Revenue increased 8% to $43.8 million for the fourth quarter of 2024, compared to $40.6 million for the fourth quarter of 2023 primarily due to additional revenue related to Department of Homeland Security and Digital Identity awards.
•Gross margin was 37.4% in the fourth quarter of 2024 as compared to 32.1% in the fourth quarter of 2023, primarily driven by year-end fringe and overhead true-up allocation adjustments in 4Q 24 of $2.7 million with an offsetting increase in SG&A expenses.
•Primarily driven by the non-cash changes in fair value of $93.3 million from derivative liabilities related to the 2029 convertible notes and warrants, net loss in the fourth quarter of 2024 was $108.0 million, compared to $21.3 million for the fourth quarter of 2023.
1 Net Debt is defined as principal outstanding on convertible notes, less cash and cash equivalents.
2 Debt-to-Cash Ratio is defined as principal outstanding on convertible notes divided by cash and cash equivalents.

*Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Financial Measures” section in this press release for additional information and a reconciliation.

•Non-GAAP Adjusted EBITDA* of $2.0 million for the fourth quarter of 2024 compared to $3.7 million for the fourth quarter of 2023, primarily driven by increased Recurring SG&A*.
•SG&A of $22.2 million for the fourth quarter of 2024 compared to $18.2 million for the fourth quarter of 2023 and Recurring SG&A* of $18.0 million in the fourth quarter of 2024 compared to $12.3 million in the fourth quarter of 2023. The year-over-year increases include Pangiam’s headcount and operating expenses not included in the fourth quarter of 2023 as well as year-end fringe and overhead true-up allocation adjustments of $2.7 million in the fourth quarter of 2024 which are offset in improved gross profit.
•Ending backlog was $418 million as of December 31, 2024, an increase of $250 million or 2.5x ending backlog as of December 31, 2023.
•The consolidated year-to-date results include results from Pangiam from the acquisition date of February 29, 2024 to December 31, 2024.

Financial Outlook

For the year-ended December 31, 2025, the Company projects:
•Revenue between $160 million and $180 million
•Adjusted EBITDA* — negative single digit millions

In the event that some form of US Government shutdown was to take place in 2025, or a substantial shift in government national security priorities, BigBear.ai would review its guidance as part of prudent financial planning and its efforts to build a long-term sustainable business.

The above information on Outlook, and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted, as the case may be. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

*Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Financial Measures” section in this press release for additional information and a reconciliation.

Summary of Results for the Fourth Quarter and Year Ended
December 31, 2024 and December 31, 2023
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
$ thousands (expect per share amounts)	2024	2023	2024	2023
Revenues	$43,827	$40,563	$158,236	$155,164
Cost of revenues	27,422	27,547	113,016	114,563
Gross margin	16,405	13,016	45,220	40,601
Operating expenses:
Selling, general and administrative	22,243	18,232	80,040	71,057
Research and development	2,334	2,031	10,863	5,035
Restructuring charges	(30)	42	1,287	822
Transaction expenses	—	1,284	1,450	2,721
Goodwill impairment	—	—	85,000	—
Operating loss	(8,142)	(8,573)	(133,420)	(39,034)
Interest expense	3,597	3,544	14,244	14,200
Net increase in fair value of derivatives	93,317	9,395	108,149	7,424
Loss on extinguishment of debt	3,440	—	3,440	—
Other (income) expense	(475)	(306)	(2,194)	(393)
Loss before taxes	(108,021)	(21,206)	(257,059)	(60,265)
Income tax expense	13	50	35	101
Net loss	$(108,034)	$(21,256)	$(257,094)	$(60,366)

Basic and diluted net loss per share	$(0.43)	$(0.14)	$(1.10)	$(0.40)

Weighted-average shares outstanding:
Basic	250,575,733	156,818,532	233,604,500	149,234,917
Diluted	250,575,733	156,818,532	233,604,500	149,234,917

Consolidated Balance Sheets as of
December 31, 2024 and December 31, 2023
(Unaudited)

$ in thousands	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$50,141	$32,557
Accounts receivable, less allowance for credit losses	38,953	21,949
Contract assets	895	4,822
Prepaid expenses and other current assets	3,768	4,449
Total current assets	93,757	63,777
Non-current assets:
Property and equipment, net	1,566	997
Goodwill	119,081	48,683
Intangible assets, net	119,119	82,040
Right-of-use assets	9,263	4,041
Other non-current assets	990	372
Total assets	$343,776	$199,910

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$8,455	$11,038
Short-term debt, including current portion of long-term debt	818	1,229
Accrued liabilities	19,496	16,233
Contract liabilities	2,541	879
Current portion of long-term lease liability	1,068	779
Derivative liabilities	170,515	37,862
Other current liabilities	73	602
Total current liabilities	202,966	68,622
Non-current liabilities:
Long-term debt, net	134,287	194,273
Long-term lease liability	9,120	4,313
Deferred tax liabilities	—	37
Total liabilities	346,373	267,245
Stockholders’ equity (deficit):
Common stock, par value $0.0001; 500,000,000 shares authorized and 251,554,378 shares issued and outstanding at December 31, 2024 and 157,287,522 shares issued and outstanding at December 31, 2023	26	17
Additional paid-in capital	625,130	303,428
Treasury stock, at cost 9,952,803 shares at December 31, 2024 and December 31, 2023	(57,350)	(57,350)
Accumulated deficit	(570,524)	(313,430)
Accumulated other comprehensive income	121	—
Total stockholders’ equity (deficit)	(2,597)	(67,335)
Total liabilities and stockholders’ equity (deficit)	$343,776	$199,910

Consolidated Statements of Cash Flows for the Year Ended
December 31, 2024 and December 31, 2023
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
$ in thousands	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(108,034)	$(21,256)	$(257,094)	$(60,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,133	1,965	11,873	7,901
Amortization of debt issuance costs	508	506	2,025	2,018
Equity-based compensation expense	5,053	6,079	21,127	18,671
Goodwill impairment	—	—	85,000	—
Non-cash lease expense	167	147	720	597
Provision for doubtful accounts	8	132	228	1,739
Deferred income tax (benefit) expense	—	35	(37)	88
Loss on extinguishment of debt	3,440	—	3,440	—
Net increase (decrease) in fair value of derivatives	93,317	9,395	108,149	7,424
Loss on sale of property and equipment	—	—	—	10
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(6,357)	6,949	(11,753)	6,403
Decrease (increase) in contract assets	849	(4,370)	3,927	(3,510)
Decrease (increase) in prepaid expenses and other assets	536	(282)	2,076	5,899
(Decrease) increase in accounts payable	4,197	1,962	(4,027)	(4,384)
(Decrease) increase in accrued liabilities	(10,483)	602	(2,873)	2,637
Increase (decrease) in contract liabilities	28	(1,441)	514	(1,143)
(Decrease) increase in other liabilities	(1,168)	(497)	(1,414)	(2,291)
Net cash used in operating activities	(14,806)	(74)	(38,119)	(18,307)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	13,935	—
Purchases of property and equipment	(180)	—	(484)	(2)
Capitalized software development costs	(3,234)	(1,084)	(10,630)	(3,828)
Net cash provided by (used in) investing activities	(3,414)	(1,084)	2,821	(3,830)
Cash flows from financing activities:
Proceeds from issuance of shares for exercised RDO and PIPE warrants	—	—	53,809	—
Proceeds from issuance of Private Placement and Registered Direct Offering shares	—	—	—	50,000
Payment of Private Placement and Registered Direct Offering transaction costs	—	—	—	(5,724)
Proceeds from short-term borrowings	817	1,229	817	1,229
Repayment of short-term borrowings	—	—	(1,229)	(2,059)
Payment of debt issuance costs to third parties	(349)	—	(349)	—
Proceeds from exercise of options	302	—	421	—
Issuance of common stock upon ESPP purchase	760	645	1,367	1,176
Payments of tax withholding from the issuance of common stock	765	(343)	(2,378)	(2,560)
Net cash provided by financing activities	2,295	1,531	52,458	42,062
Effect of foreign currency rate changes on cash and cash equivalents	482	—	424	—
Net increase (decrease) in cash and cash equivalents	(15,443)	373	17,584	19,925
Cash and cash equivalents at the beginning of period	65,584	32,184	32,557	12,632
Cash and cash equivalents at the end of the period	$50,141	$32,557	$50,141	$32,557

EBITDA* and Adjusted EBITDA* for the Fourth Quarter and Year Ended
December 31, 2024 and December 31, 2023
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
$ thousands	2024	2023	2024	2023
Net loss	$(108,034)	$(21,256)	$(257,094)	$(60,366)
Interest expense	3,597	3,544	14,244	14,200
Interest income	(486)	(306)	(2,293)	(392)
Income tax expense (benefit)	13	50	35	101
Depreciation and amortization	3,132	1,965	11,872	7,901
EBITDA	(101,778)	(16,003)	(233,236)	(38,556)
Adjustments:
Equity-based compensation	5,053	6,079	21,127	18,671
Employer payroll taxes related to equity-based compensation(1)	244	75	985	440
Net increase in fair value of derivatives(2)	93,317	9,395	108,149	7,424
Restructuring charges(3)	(30)	42	1,287	822
Non-recurring strategic initiatives(4)	1,517	545	6,459	3,025
Non-recurring litigation(5)	23	2,250	1,142	2,250
Transaction expenses(6)	—	1,284	1,450	2,721
Non-recurring integration costs(7)	175	—	1,800	—
Goodwill impairment(8)	—	—	85,000	—
Loss on extinguishment of debt(9)	3,440	—	3,440	—
Adjusted EBITDA	$1,961	$3,667	$(2,397)	$(3,203)

(1)	Includes employer payroll taxes due upon the vesting of equity awards granted to employees.
(2)	The increase in fair value of derivatives during the year ended December 31, 2024, relates to the $42.3 million loss recorded upon the exercise of the 2023 RDO and 2023 PIPE Warrants (the “2023 Warrants”) and issuance of the warrants in 2024 (the “2024 Warrants”) in connection with the warrant exercise agreements entered into on February 27, 2024 and March 4, 2024. The additional loss relates to $(11.4) million fair market value adjustment of the 2024 Warrants and IPO Warrants during the year ended December 31, 2024.This loss is net of a $10.6 million gain related to the issuance of the 2024 Warrants and was further offset by a reduction of $(11.4) million upon remeasurement of the 2024 Warrants and IPO Warrants’ fair value during the year ended December 31, 2024. Additionally, for the year-ended December 31, 2024, $54.4 million is related to derivative liabilities in connection with the 2029 Convertible Notes.

The increase in fair value of derivatives during the year ended December 31, 2023 primarily relates to changes in the fair value of PIPE warrant and RDO warrants issued during the first and second quarters of 2023.
(3)	During the year ended December 31, 2024 and the year ended December 31, 2023, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.
(5)	Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.
(6)	Transaction expenses during the year ended December 31, 2024 and December 31, 2023 consist primarily of diligence, legal and other related expenses incurred associated with the Pangiam acquisition. Transaction costs incurred in 2022 are primarily related to our acquisition of ProModel Corporation as well as costs associated with evaluating other acquisition opportunities.
(7)	Non-recurring internal integration costs related to the Pangiam acquisition.
(8)	During the year ended December 31, 2024, the Company recognized a non-cash goodwill impairment charge primarily driven by a decrease in share price during the quarter compared to the share price of the equity issued as consideration for the purchase of Pangiam.
(9)	Loss on extinguishment of debt is related to the exchange of the 6.00% convertible senior notes due in 2026 for 6.00% convertible senior secured notes due in 2029.
*EBITDA and Adjusted EBITDA are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and a reconciliation.

Adjusted EBITDA Reconciliation* for the Fourth Quarter and Year Ended
December 31, 2024 and December 31, 2023
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
$ in thousands	2024	2023	2024	2023
Revenue	$43,827	$40,563	$158,236	$155,164

Net loss	(108,034)	(21,256)	(257,094)	(60,366)
Interest expense	3,597	3,544	14,244	14,200
Interest income	(486)	(306)	(2,293)	(392)
Income tax expense	13	50	35	101
Depreciation & amortization	3,132	1,965	11,872	7,901
EBITDA	$(101,778)	$(16,003)	$(233,236)	$(38,556)

Adjustments:
Equity-based compensation	5,053	6,079	21,127	18,671
Employer payroll taxes related to equity-based compensation(1)	244	75	985	440
Net increase in fair value of derivatives(2)	93,317	9,395	108,149	7,424
Restructuring charges(3)	(30)	42	1,287	822
Non-recurring integration costs and strategic initiatives(4)(7)	1,692	545	8,259	3,025
Non-recurring litigation(5)	23	2,250	1,142	2,250
Transaction expenses(6)	—	1,284	1,450	2,721
Goodwill impairment(8)	—	—	85,000	—
Loss on extinguishment of debt(9)	3,440	—	3,440	—
Adjusted EBITDA	$1,961	$3,667	$(2,397)	$(3,203)
Gross Margin	37.4%	32.1%	28.6%	26.2%
Net Loss Margin	(246.5)%	(52.4)%	(162.5)%	(38.9)%
Adjusted EBITDA Margin	4.5%	9.0%	(1.5)%	(2.1)%

(1)	Includes employer payroll taxes due upon the vesting of equity awards granted to employees.
(2)	The increase in fair value of derivatives during the year ended December 31, 2024, relates to the $42.3 million loss recorded upon the exercise of the 2023 RDO and 2023 PIPE Warrants (the “2023 Warrants”) and issuance of the warrants in 2024 (the “2024 Warrants”) in connection with the warrant exercise agreements entered into on February 27, 2024 and March 4, 2024. The additional loss relates to $(11.4) million fair market value adjustment of the 2024 Warrants and IPO Warrants during the year ended December 31, 2024.This loss is net of a $10.6 million gain related to the issuance of the 2024 Warrants and was further offset by a reduction of $(11.4) million upon remeasurement of the 2024 Warrants and IPO Warrants’ fair value during the year ended December 31, 2024. Additionally, for the year-ended December 31, 2024, $54.4 million is related to derivative liabilities in connection with the 2029 Convertible Notes.

The increase in fair value of derivatives during the year ended December 31, 2023 primarily relates to changes in the fair value of PIPE warrant and RDO warrants issued during the first and second quarters of 2023.
(3)	During the year ended December 31, 2024 and the year ended December 31, 2023, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.
(5)	Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.
(6)	Transaction expenses during the year ended December 31, 2024 and December 31, 2023 consist primarily of diligence, legal and other related expenses incurred associated with the Pangiam acquisition. Transaction costs incurred in 2022 are primarily related to our acquisition of ProModel Corporation as well as costs associated with evaluating other acquisition opportunities.
(7)	Non-recurring internal integration costs related to the Pangiam acquisition.
(8)	During the year ended December 31, 2024, the Company recognized a non-cash goodwill impairment charge primarily driven by a decrease in share price during the quarter compared to the share price of the equity issued as consideration for the purchase of Pangiam.
(9)	Loss on extinguishment of debt is related to the exchange of the 6.00% convertible senior notes due in 2026 for 6.00% convertible senior secured notes due in 2029.
*EBITDA and Adjusted EBITDA are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and a reconciliation.

Recurring SG&A Reconciliation* for the Fourth Quarter and Year Ended
December 31, 2024 and December 31, 2023
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
$ in thousands	2024	2023	2024	2023
Selling, general and administrative	$22,243	$18,232	$80,040	$71,057
Equity-based compensation allocated to selling, general and administrative expense	(2,907)	(3,156)	(12,087)	(11,349)
Non-recurring integration costs and strategic initiatives (1)(2)	(1,692)	(545)	(8,259)	(3,025)
Non-recurring litigation (3)	(23)	(2,250)	(1,142)	(2,250)
Virgin Orbit AR Reserve	—	—	—	(1,475)
Adjusted (recurring) selling, general and administrative expense	$17,621	$12,281	$58,552	$52,958

(1)	Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.
(2\)	Non-recurring internal integration costs related to the Pangiam acquisition.
(3)	Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.

*EBITDA and Adjusted EBITDA are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and a reconciliation.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on current expectations and beliefs concerning future developments and their potential effects on us and should not be relied upon as representing BigBear.ai’s assessment as of any date subsequent to the date of this release. There can be no assurance that future developments affecting us will be those that we have anticipated. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements or budgetary constraints, including any potential constraints as a result of recent or future federal government layoffs, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies, including government shutdowns or the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience; implementation of spending limits or changes in budgetary constraints; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to realize the benefits of our strategic partnerships; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the coronavirus outbreak; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those projected by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this release. BigBear.ai anticipates that subsequent events and developments will cause BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA, Adjusted EBITDA, and Recurring SG&A have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

Net Debt is defined as principal outstanding on convertible notes, less cash and cash equivalents.

Debt-to-Cash Ratio is defined as principal outstanding on convertible notes divided by cash and cash equivalents.

EBITDA is defined as net loss before interest expense, interest income, income tax (benefit) expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net increase (decrease) in fair value of derivatives, restructuring charges, non-recurring integration costs and strategic initiatives, non-recurring litigation, transaction expenses, goodwill impairment, and loss on extinguishment of debt.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

Recurring SG&A is defined as selling, general and administrative expense further adjusted for equity-based compensation allocated to selling, general and administrative expense, non-recurring strategic integration costs and strategic initiatives, non-recurring litigation, and reserves on Virgin Orbit receivables.

Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Recurring SG&A as non-GAAP performance measures which are reconciled to the most directly comparable GAAP measure, in the tables below. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net (loss) income.

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables above.

About BigBear.ai
BigBear.ai is a leading provider of AI-powered decision intelligence solutions and services for national security, defense, travel, trade, and enterprise. Customers and partners rely on BigBear.ai’s predictive analytics capabilities in highly complex, distributed, mission-based operating environments. Headquartered in McLean, Virginia, BigBear.ai is a public company traded on the NYSE under the symbol BBAI. For more information, visit https://bigbear.ai/ and follow BigBear.ai on LinkedIn: @BigBear.ai and X: @BigBearai.

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